SECOND AMENDMENT TO THE FORTUNE BRANDS HOME & SECURITY, INC.

DEFERRED COMPENSATION PLAN

Except as specified, the captioned plan (“Plan”) is amended as follows, effective December 15, 2022:

1.
By amending the name of the Plan to be the Fortune Brands Innovations, Inc. Deferred Compensation Plan.

2.
By replacing the word “Fortune Brands Home & Security, Inc.” with “Fortune Brands Innovations, Inc.” wherever it appears, and:

a.
Article I. Establishment and Purpose shall be revised in its entirety to read:

Fortune Brands Innovations, Inc. (the "Company") (previously named Fortune Brands Home and Security, Inc.) established the Fortune Brands Innovations, Inc. Deferred Compensation Plan (the "Plan"), effective November 1, 2015, and the Plan was subsequently amended and restated, effective February 27, 2017, and December 15, 2022. The purpose of the Plan is to attract and retain key personnel by providing opportunities to defer receipt of salary, bonus, or other specified compensation. The Plan is not intended to meet the qualification requirements of Code Section 40l(a), but is intended to meet the requirements of Code Section 409A, and shall be operated and interpreted consistent with that intent.

The Plan constitutes an unsecured promise by a Participating Employer to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the Company or the Adopting Employer, as applicable. Each Participating Employer shall be solely responsible for payment of the benefits of its employees and their beneficiaries. The Plan is unfunded for Federal tax purposes and is intended to be an unfunded arrangement for eligible employees who are part of a select group of management or highly compensated employees of the Employer within the meaning of Sections 201(2), 30l(a)(3) and 40l(a)(l) of ERISA. Any amounts set aside to defray the liabilities assumed by the Company or an Adopting Employer will remain the general assets of the Company or the Adopting Employer and shall remain subject to the claims of the Company's or the Adopting Employer's creditors until such amounts are distributed to the Participants.

b.
The definition of Company in Article II. Definitions shall be revised in its entirety to read:

Company. Company means Fortune Brands Innovations, Inc., a Delaware corporation, or any successor.

c.
The definition of Plan in Article II. Definitions shall be revised in its entirety to read:

Plan. Generally, the term Plan means the "Fortune Brands Innovations, Inc. Deferred Compensation Plan" (previously named the Fortune Brands Home & Security, Inc. Deferred Compensation Plan) as documented herein and as may be amended from time to time hereafter. However, to the extent permitted or required under Code Section 409A, the term Plan may in the appropriate context also mean a portion of the Plan that is treated as a single plan under Treas. Reg. Section l.409A-l(c), or the Plan or portion of the Plan and any other nonqualified deferred compensation plan or portion thereof that is treated as a single plan under such section.

d.
The definition of Plan Administrator in Article II. Definitions shall be revised in its entirety to read:

Plan Administrator. Plan Administrator means the Employee Benefits Committee of the Company or such other committee or person(s) as may be appointed by the Committee as its delegate to serve as the Plan Administrator with one or more of the authorities, duties, responsibilities, or obligations described herein. In the absence of any such appointment, the Plan Administrator shall be the Committee.

e.
Article XIII. Paragraph 13.4 Notice shall be revised in its entirety to read:

Notice. Any notice or filing required or permitted to be delivered to the Plan Administrator under this Plan shall be delivered in writing, in person, or through such electronic means as is established by the Plan Administrator. Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Written transmission shall be sent by certified mail to:

FORTUNE BRANDS INNOVATIONS, INC.

ATTN: VICE PRESIDENT, TOTAL REWARDS

520 LAKE COOK ROAD

SUITE 300

DEERFIELD, IL 60015

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing or hand-delivered or sent by mail to the last known address of the Participant.

The undersigned hereby certifies that the foregoing is a correct copy of an amendment duly adopted by the Fortune Brands Innovations, Inc. Employee Benefits Action Committee.

Dated this 29th day of September 2023.

By: /s/ Mike Lei a

Mike Lei

Its: Chairperson